UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2014

US ECOLOGY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-11688	95-3889638
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

251. E. Front St., Suite 400 Boise, Idaho (Address of principal executive offices)		83702 (Zip Code)

(208) 331-8400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of US Ecology, Inc. (“Company”) was held on May 22, 2014.  At the Annual Meeting, the Company’s stockholders approved three proposals. The proposals below are described in the Company’s definitive proxy statement dated April 10, 2014. Of the 21,529,371 shares outstanding and entitled to vote, 19,939,666 shares were represented. The final results for each of the matters submitted to a vote of stockholders at the Annual Meeting are as follows:

(i) Election of Directors - The following persons were elected as directors to hold office until the next annual meeting of stockholders or until their death, resignation or removal.

	Votes For	Votes Against	Votes Abstained
Victor J. Barnhart	15,534,484	1,348,539	160,795
Joe F. Colvin	16,810,527	221,058	12,233
Jeffrey R. Feeler	16,631,391	401,821	10,606
Daniel Fox	16,736,411	295,761	11,646
Stephen A. Romano	10,442,782	6,589,687	11,349

(ii) Ratification of the Company's Independent Registered Public Accounting Firm - The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2014 fiscal year.  The voting results were 19,809,172 shares “FOR”, 110,091 shares “AGAINST” and 20,403 shares “ABSTAIN.”

(iii) Advisory Vote on Executive Compensation – The Company’s stockholders approved by non-binding vote the executive compensation of certain executive officers. The voting results were 19,295,177 shares “FOR”, 545,504 shares “AGAINST” and 98,985 shares “ABSTAIN.”

There were 2,895,848 broker non-votes with respect to the election of each director. There were no broker non-votes with respect to the appointment of the independent registered public accounting firm or the proposal to approve executive compensation.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

US ECOLOGY, INC.
(Registrant)

Date: May 27, 2014	By: /S/ Eric L. Gerratt
Eric L. Gerratt
Executive Vice President and Chief Financial Officer

3